UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 1, 2013

Document Security Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	001-32146	16-1229730
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

First Federal Plaza, Suite 1525
28 E. Main Street	14614
Rochester, NY
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (585) 325-3610

(Former name or former address, if changed since last report)

Copies to:

Gregory Sichenzia, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

INTRODUCTORY NOTE

On July 1, 2013, DSSIP, Inc. (“Merger-Sub”), a wholly-owned subsidiary of Document Security Systems, Inc. (the “Company” or “DSS”), merged with and into Lexington Technology Group, Inc., n/k/a DSS Technology Management, Inc., a Delaware corporation (“Lexington”), pursuant to the terms and conditions of the previously announced Agreement and Plan of Merger, dated as of October 1, 2012 (as amended, the “Merger Agreement”), by and among the Company, Lexington, Merger Sub and Hudson Bay Master Fund Ltd.

We hereby amend Item 9.01 of our current report on Form 8-K filed on July 1, 2013 to include financial statements of the business acquired and pro forma financial information in accordance with Items 9.01(a) and (b) within seventy one calendar days after the date on which the initial report on Form 8-K was required to be filed. Except as set forth in Item 9.01 below, no other changes are being made to our current report on Form 8-K filed on July 1, 2013.

Item 9.01 Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

DSS Technology Management, Inc. condensed consolidated interim financial statements as of June 30, 2013 and December 31, 2012 (audited) and for the six months ended June 30, 2013 and for the period from May 10, 2012 (inception) through June 30, 2012, and for the period from May 10, 2012 (inception) through June 30, 2013, and related notes thereto.

(b)	Pro Forma Financial Information as of and for the six months ended June 30, 2013 and for the year ended December 31, 2012 reflecting the Merger.

(d)	Exhibits

Exhibit Number	Description
99.1	DSS Technology Management, Inc. condensed consolidated interim financial statements as of June 30, 2013 and December 31, 2012 (audited) and for the six months ended June 30, 2013 and for the period from May 10, 2012 (inception) through June 30, 2012, and for the period from May 10, 2012 (inception) through June 30, 2013, and related notes thereto.

99.2	Summary of unaudited pro forma combined financial statements of Document Security Systems, Inc. and Lexington Technology Group, Inc. n/k/a DSS Technology Management, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2013

DOCUMENT SECURITY SYSTEMS, INC.

/s/ Jeffrey Ronaldi
By: Jeffrey Ronaldi Title: Chief Executive Officer